EXHIBIT 10.3 STOCK PURCHASE AGREEMENT By and Between CONTINUCARE CORPORATION, a Florida corporation and [PURCHASER] Dated as of April 22, 2004

        THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is executed as of April 22, 2004, by and between CONTINUCARE CORPORATION, a Florida corporation (the “Company”), and [PURCHASER] (the “Purchaser”).

                THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY FEDERAL OR STATE SECURITIES LAWS, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR ANY OTHER FOREIGN, FEDERAL OR STATE REGULATORY AUTHORITY, PASSED ON OR ENDORSED THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES REFERRED TO HEREIN MAY BE RESOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IF SUCH SECURITIES HAVE BEEN REGISTERED UNDER FEDERAL SECURITIES LAWS AND, WHERE REQUIRED, UNDER THE LAWS OF OTHER JURISDICTIONS, OR IF SUCH PROPOSED SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

        WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

                NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        Section 1.1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                “Blackout Period” shall have the meaning set forth in Section 4.3(c).

                “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of Florida are authorized or required by law or other government actions to close.

                “Closing” shall have the meaning set forth in Section 2.1(b).

                “Closing Date” shall have the meaning set forth in Section 2.1(b).

                “Commission” means the Securities and Exchange Commission.

                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                “Lien” means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                “Material Adverse Effect” shall have the meaning set forth in Section 3.1(a).

                “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                 “Prospectus” means the prospectus included in any Registration Statement, together with and including any amendment or supplement to such prospectus, covering the offering of the Shares, and all material incorporated by reference in such Prospectus.

                “Purchase Price” shall have the meaning set forth in Section 2.1(a).

                “Registration Statement” means a shelf registration statement on Form S-3 or any other applicable form of the Commission under the Securities Act filed by the Company with the Commission covering the Shares, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                “Restricted Period” shall have the meaning set forth in Section 4.1.

                “SEC Documents” shall have the meaning set forth in Section 3.1 (i).

                “Securities Act” means the Securities Act of 1933, as amended.

                “Shares” means the shares of Common Stock to be purchased by the Purchaser pursuant to this Agreement.

                “Subsidiaries” shall have the meaning set forth in Section 3.1(a).

ARTICLE II

PURCHASE OF SHARES

        Section 2.1. Purchase of Shares; Closing.

                (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date [XXXXXX] Shares for purchase price of $1.50 per Share, representing an aggregate cash price of $[XXXXXX] (the “Purchase Price”).

                (b) The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, FL 33130, concurrently with the execution and delivery of this Agreement. The date of the Closing is hereinafter referred to as the “Closing Date.”

                (c) At the Closing, (i) the Company shall deliver to the Purchaser one or more stock certificates representing the Shares purchased hereunder, in definitive form and registered in the name of the Purchaser or its nominees, and (ii) the Purchaser shall deliver to the Company the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        Section 3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing under the laws of the State of Florida whose status is active in the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on Schedule 3.1(a) (collectively, the “Subsidiaries”). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities, prospects, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

                (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

                (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries as of April 14, 2004, is set forth in Schedule 3.1(c), and all of the issued and outstanding capital stock is duly authorized and validly issued, fully paid and non-assessable. No shares of such capital stock are entitled to statutory or, to the knowledge of the Company, other preemptive or similar rights. All of the outstanding shares or other equity or ownership interests of each of the Subsidiaries is directly or indirectly owned by the Company. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, scrip rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person the right to subscribe for or acquire any shares of capital stock or other equity interest of the Company or any Subsidiary, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or other equity interest of the Company or any Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock or other equity interest of the Company or any Subsidiary. The Convertible Promissory Note, dated July 31, 2001, as amended, issued by the Company, as maker, and held by Frost Nevada Investments Trust (the “Frost Note”) has been duly and validly converted into 819,313 shares of Common Stock.

                (d) Issuance and Listing of Shares. The Shares are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Shares have been approved for listing on The American Stock Exchange, subject to official notice of issuance.

                (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other charter documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien pursuant to, any agreement, indenture or instrument to which the Company is a party or by which any material assets of the Company are bound or affected or (iii) result in a violation of any law, rule, a regulation, or, to the knowledge of the Company, any order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material assets of the Company are bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations, Liens and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (f) Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or to make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the procurement of consent as may be required pursuant to the rules and regulations of the American Stock Exchange and such consents, waivers, authorizations or orders as have been obtained by the Company, and other than, in all cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect, (ii) adversely affect the legality, validity or enforceability of this Agreement, or (iii) materially impair or delay the ability of the Company to effect the Closing and deliver to the Purchaser the Shares.

                (g) No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its material assets is bound, (ii) to the knowledge of the Company, in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority which except, in case of each of clauses (i), (ii) and (iii) above, as would not reasonably be expected (individually or in the aggregate) to (x) adversely affect the legality, validity or enforceability of this Agreement or, (y) have a Material Adverse Effect. The Company is not in violation of any of the provisions of its respective articles of incorporation, bylaws or other charter documents.

                (h) Private Offering. Assuming the truth of the Purchaser’s representations and warranties in Section 3.2 of this Agreement, neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with this offering of Shares under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

                (i) SEC Documents. The Company has filed all reports and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and any other applicable federal, state and local laws, rules and regulations, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. During the two years preceding the date hereof, the Commission has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company’s last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that would reasonably be expected to have a Material Adverse Effect which has not been specifically disclosed to the Purchaser in writing.

                (j) Broker’s Fees. Except for St. Cloud Capital Partners, LP, a Delaware limited partnership (“St. Cloud”), the Company has not incurred and will not incur any obligation or liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the transactions contemplated by this Agreement. All obligations of the Company to St. Cloud will be paid by the Company.

        Section 3.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                (a) Organization; Authority. The Purchaser is a natural person with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out her obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the purchase of the Shares by the Purchaser hereunder have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws of general applicability relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

                (b) Investment Intent. The Purchaser is acquiring the Shares for its own account for investment purposes only and not presently with a view to or for distributing or reselling such Shares or any part thereof or interest therein in violation of any applicable federal or state securities laws.

                (c) Purchaser Status. At the time the Purchaser was offered the Shares, and at the date hereof, the Purchaser was and is an accredited investor as defined in Rule 501(a) under the Securities Act.

                (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and has so evaluated the merits and risks of such investment.

                (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser recognizes that an investment in the Shares is highly speculative and illiquid. The Purchaser understands that the terms of offering of the Shares have been determined solely by the Company. The Purchaser understands that an investment in the Shares involves risks, and the Purchaser has reviewed carefully the information contained in the SEC Documents under the caption “Risk Factors.”

                (f) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares.

                (g) Reliance. The Purchaser understands and acknowledges that (i) the Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon, the accuracy and truthfulness of the foregoing representations, and the Purchaser hereby consents to such reliance.

                (h) Certain Fees. The Purchaser understands and acknowledges that the Company has paid St. Cloud a cash application fee of $6,000 and will, upon the closing of St. Cloud’s investment in the Company, pay St. Cloud a $12,000 closing fee through a deduction from the net proceeds payable to the Company with respect to St. Cloud’s investment. The Purchaser further understands and acknowledges that the Company has agreed that St. Cloud may designate one person to observe meetings of the Company’s Board of Directors. Notwithstanding the Company’s arrangement with St. Cloud, the Purchaser acknowledges and agrees that the Purchaser shall not be entitled to any application fee or closing fee or any other brokerage or finders’ fees or agents’ commissions or other similar payment with respect to its or any other investment in the Company pursuant to this offering, nor shall Purchaser have the right to designate its own observer of the Company’s Board of Directors.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

        Section 4.1. Transfer Restrictions. Until the date that is one year after the date hereof (the “Restricted Period”), the Purchaser shall not be permitted to sell, assign, transfer, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect with respect to (“Dispose”), any Shares except as permitted by this Agreement. During Restricted Period, the Purchaser may Dispose of Shares only (i) pursuant to an effective registration statement under the Securities Act or a valid exemption from registration thereunder, (ii) to the Company, or (iii) to an Affiliate of Purchaser who agrees in writing to be bound by the provisions of this Agreement. In connection with any transfer of any such Shares other than to the Company or pursuant to an effective registration statement under the Securities Act, the Company may require that the transferor of such Shares provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares under the Securities Act or any State securities laws. The restrictions set forth herein shall not apply to shares of Common Stock or other securities of the Company held by Purchaser except for the Shares acquired hereunder.

                The Purchaser agrees to the imprinting, so long as appropriate, of the following legends on certificates representing the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED DIRECTLY OR INDIRECTLY FROM THE ISSUER WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS OF A STOCK PURCHASE AGREEMENT DATED AS OF APRIL 22, 2004 (THE “AGREEMENT”) BY AND BETWEEN THE HOLDER AND THE CONTINUCARE CORPORATION (THE “COMPANY”). THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT.

The legends set forth above may be removed only if and when, in the opinion of counsel to the Company, such legends are no longer required under applicable requirements of the Securities Act or the terms of this Agreement, as applicable. The Company agrees that upon written request of the Purchaser, the Company will cause its transfer agent for the Common Stock to provide the Purchaser, upon request, with a substitute stock certificate or certificates, free from such legends at such time as, in the opinion of counsel to the Company, such legend is no longer required under the applicable requirements of the Securities Act or this Agreement as applicable. The Purchaser agrees that, in connection with any transfer of Shares by it pursuant to an effective registration statement under the Securities Act, the Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares.

        Section 4.2. Stop Transfer Instruction. The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in this Agreement.

        Section 4.3 Registration.

                (a) Registration Statement. The Company shall prepare and file with the Commission a Registration Statement for an offering of the Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act; the Company shall use its reasonable best efforts to file such Registration Statement within 30 days after the date of this Agreement and to cause such Registration Statement to become effective as soon as reasonably practicable after such filing. The Company will use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the earlier of (i) one (1) year after the date of this Agreement, (ii) the date that the Purchaser no longer own any Shares or (iii) such time as the Purchaser is permitted to sell all of its Shares in a single transaction without regard to the volume limitations of Rule 144 under the Securities Act.

                (b) Company Participation. It is understood and agreed that the Registration Statement may have included therein shares of Common Stock offered for sale, from time to time, by holders of Common Stock other than the Purchaser.

                (c) Suspension of Sales. The Company may, upon written notice to the Purchaser, suspend the Purchaser’s use of any Prospectus if, in the reasonable judgment of the Company, the Company possesses material nonpublic information, including information concerning it or its business or affairs or information concerning the pursuit of a merger, disposition or similar transaction, and the Company determines in good faith that disclosure of such information could have an adverse effect on the Company and its Subsidiaries taken as a whole or could adversely affect the ability to consummate such merger, disposition or similar transaction; provided that the Company may not suspend any such sales for more than an aggregate of 30 consecutive days or for an aggregate of 120 days in any period of 12 consecutive months (a “Blackout Period”). Upon the termination of the condition described above, the Company shall give prompt notice to the Purchaser, and shall promptly terminate any suspension of sales it has put into effect. The Purchaser agrees to hold any communication by or with the Company pursuant to this Section 4.3(c) in confidence. The Purchaser agrees that upon receipt of any notice from the Company instituting a Blackout Period and until receipt from the Company of notice that any Blackout Period has ceased that Purchaser shall not Dispose of any Shares pursuant to the Registration Statement.

                (d) Registration Procedures. Pursuant to the provisions above, the Company will:

                        (i) subject to Section 4.3(c) above, prepare and file with the Commission the Registration Statement and such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to make and to keep the Registration Statement effective during the period specified in Section 4.3(a) above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Shares registered pursuant to the Registration Statement during the period specified in Section 4.3(a);

                        (ii) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall afford the Purchaser and its counsel, if any, a reasonable opportunity within a reasonable time period to review and comment on copies of all such documents (other than any amendment or supplement that is deemed to have occurred as a result of the Company’s filing of any report under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act);

                        (iii) take such action as may be necessary so that: (A) the Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (B) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than any information provided to the Company by the Purchaser or its representatives in writing specifically for inclusion therein which shall remain the sole responsibility of Purchaser), and (C) any Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than any information provided to the Company by the Purchaser or its representatives in writing specifically for inclusion therein which shall remain the sole responsibility of Purchaser);

                        (iv) notify the Purchaser, promptly after it shall receive notice thereof, when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (v) notify the Purchaser promptly of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information related thereto;

                        (vi) prepare and file with the Commission, promptly upon the request of the Purchaser, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the Purchaser (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by the Purchaser; provided, however, that in no event will such method of distribution take the form of an underwritten offering of Shares without the Company’s prior written consent, which the Company may withhold in its sole discretion);

                        (vii) prepare and promptly file with the Commission and promptly notify the Purchaser of the filing of such amendment or supplement to the Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which the Prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                        (viii) advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                        (ix) The Company shall furnish to the Purchaser, without charge, such number of copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Purchaser shall reasonably request;

                        (x) The Company shall furnish to the Purchaser such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) relating to the Shares, in conformity with the requirements of the Securities Act, as the Purchaser may reasonably request in order to effect the offering and sale of the Shares, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a Blackout Period) to the use of the Prospectus or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Shares covered by the Prospectus or any amendment or supplement thereto; and

                        (xi) prior to any public offering of the Shares pursuant to the Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Purchaser reasonably requests in writing; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                (d) In connection with the preparation and filing of the Registration Statement, Purchaser agrees to deliver in writing to the Company prior to any attempted or actual distribution of Shares under the Registration Statement such information concerning the Purchaser and the Purchaser’s intended method of distribution of the Shares as may be required under the Securities Act or the Exchange Act (provided, however, that in no event will such method of distribution take the form of an underwritten offering of Shares without the Company’s prior written consent, which the Company may withhold in its sole discretion). All information so provided to the Company pursuant to this Section 4.3(d) shall be true and correct in all material respects and none of such information shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the information in the Registration Statement or the Prospectus or in any amendment or supplement thereto, in light of the circumstances under which such statements are made, not misleading.

                (e) Expenses. With respect to the registration under the Securities Act pursuant to this Agreement, all fees, costs and expenses of and incidental to such registration shall be borne by the Company. The fees, costs and expenses of such registration shall include, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company. Fees and disbursements of counsel and accountants for the Purchaser and any other expenses incurred by the Purchaser not expressly included above (including, without limitation, all brokerage fees and commissions, all transfer taxes, fees and expenses and all other fees and expenses relating to Purchaser’s Disposition of Shares) shall be borne by the Purchaser.

                (f) Indemnification. The Company agrees to indemnify, defend and hold harmless Purchaser and each person who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Purchaser Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or the Prospectus or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company shall not be required to provide any indemnity pursuant to this Section 4.3(f) in any such case insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with written information pertaining to the Purchaser furnished by or on behalf of any Purchaser Indemnified Party to the Company expressly for use in, the Registration Statement or the Prospectus; and, provided further, that this indemnity agreement will not apply to any loss, damage, expense, liability or claim arising from an offer or sale of Shares by the Purchaser during a Blackout Period, if the Company has theretofore properly provided the Purchaser with a notice of the Blackout Period in accordance with Section 4.3(c).

The Purchaser agrees to indemnify, defend and hold harmless the Company, its directors, officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of the any Purchaser Indemnified Party to the Company expressly for use in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or the Prospectus or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information, or (ii) arises out of or is based upon a sale of Shares by the Purchaser during a Blackout Period, if the Company has theretofore provided a notice of the Blackout Period in accordance with Section 4.3(c).

ARTICLE V
MISCELLANEOUS

        Section 5.1. Fees and Expenses. Except as provided in Section 4.3(e), each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including fee incurred in any appeal) in addition to its costs and expenses and any other available remedy.

        Section 5.2. Entire Agreement. This Agreement, together with the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

        Section 5.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telecopy or facsimile (with transmission confirmation report) if delivered on a Business Day during normal business hours where such notice is to be received, or the first Business Day following such delivery if delivered other than on a Business Day during normal business hours where such notice is to be received, (b) on the first Business Day following the date of delivery to a nationally recognized overnight courier service, fully prepaid, or (c) on the third Business Day following dispatch by registered or certified mail (return receipt requested), postage prepaid, or (d) upon actual receipt of such notice, whichever shall first occur, in each case addressed or sent to the addresses or numbers set forth below. The addresses for such communications shall be:

If to the Company:	Continucare Corporation 80 SW 8th Street Suite 2350 Miami, FL 33130 Attn: Richard C. Pfenniger, Jr., Chief Executive Officer Facsimile No.: (305) 579-1400

With copies to:	Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flagler St., Suite 2200 Miami, FL 33130 Attn: Geoffrey MacDonald, Esq. Facsimile No.: (305) 789-3395

If to the Purchaser:	[PURCHASER] [ADDRESS] Attn: ____________ Facsimile No.:______________

or such other address as may be designated in writing hereafter, in the same manner, by such person.

        Section 5.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 5.5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

        Section 5.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        Section 5.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

        Section 5.9. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        Section 5.10. Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except to the extent such disclosure is required by law (as determined by counsel) or by the rules and regulations of The American Stock Exchange.

        Section 5.11. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        Section 5.12. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

COMPANY: CONTINUCARE CORPORATION By: —————————————— Name: Richard C. Pfenniger, Jr. Title: Chief Executive Officer

PURCHASER: —————————————— [PURCHASER]